EXHIBIT 23.2



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lightning Rod Software, Inc. of our report dated March 10, 2000 relating to the financial statements which appears in the Registrant's Current Report on Form 8-K dated April 28, 2000.





/s/ PricewaterhouseCoopers LLP



Minneapolis, Minnesota
November 3, 2000